Exhibit 99.3
Final Transcript
Thomson StreetEventssm
Conference Call Transcript
ANF — Q2 2006 Abercrombie & Fitch Co. Earnings Conference Call
Event Date/Time: Aug. 15. 2006 / 4:30PM ET

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Final Transcript
Aug. 15. 2006 / 4:30PM ET, ANF — Q2 2006 Abercrombie & Fitch Co. Earnings Conference Call
CORPORATE PARTICIPANTS
Tom Lennox
Abercrombie & Fitch Co. — IR, Corp. Comm.
Mike Kramer
Abercrombie & Fitch Co. — SVP, CFO
Mike Jeffries
Abercrombie & Fitch Co. — Chairman, CEO
Mike Nuzzo
Abercrombie & Fitch Co. — VP-Fin.
CONFERENCE CALL PARTICIPANTS
Jeff Klinefelter
Piper Jaffray — Analyst
Margaret Mager
Goldman Sachs — Analyst
Stacy Pak
Prudential — Analyst
Kimberly Greenberger
Citigroup — Analyst
Jeff Black
Lehman Brothers — Analyst
Meredith Kent
UBS — Analyst
Paul Lejuez
Credit Suisse — Analyst
Lauren Levitan
Cowen & Co. — Analyst
Janet Kloppenberg
JJK Research — Analyst
Christine Chen
Pacific Growth Equities — Analyst
Lorraine Maikis
Merrill Lynch — Analyst
Marni Shapiro
Retail Tracker — Analyst
Dana Cohen
Banc of America Securities — Analyst
John Morris
Wachovia Securities — Analyst
Robin Murchison
SunTrust Robinson Humphrey — Analyst
Dana Telsey
Telsey Advisory Group — Analyst
Josh Schwartz (ph)
Flatbush Watermill — Analyst
Jeff Feinberg (ph)
JLS Asset Management — Analyst

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Final Transcript
Aug. 15. 2006 / 4:30PM ET, ANF — Q2 2006 Abercrombie & Fitch Co. Earnings Conference Call
Rob Wilson
Tiburon Research — Analyst
Barbara Wyckoff
Buckingham Research — Analyst
Brian Tunick
JP Morgan — Analyst
PRESENTATION

Operator
Good day, everyone and welcome to the Abercrombie & Fitch second quarter earnings release conference call. Today’s call is being recorded. [OPERATOR INSTRUCTIONS] At this time I would like to turn the conference over to Mr. Tom Lennox, please go ahead, sir.

Tom Lennox - Abercrombie & Fitch Co. — IR, Corp. Comm.
Good afternoon and welcome to our second quarter conference call. After the market closed, we released second quarter sales and earnings release, balance sheet, income statement, and an updated financial history. If you haven’t seen these materials they are available on our website. This call is being taped and could be replayed by dialing 888-203-1112. You will need to reference the conference ID number 8591489. You may also access the replay through the Internet at Abercrombie.Com.
With me today are Mike Jeffries, Chairman and Chief Executive Officer; Mike Kramer, Chief Financial Officer; Mike Nuzzo VP of Finance; and Brian Logan, the Company’s Controller. Today’s earnings call will be limited to one hour. After our prepared comments we will be available to take your questions for as long as time permits.
Please limit to yourself to one question so that we can speak with as many callers as possible. Before we begin I remind you that any forward-looking statements we may make are subject to the Safe Harbor statement found in our earnings release and SEC files. Now to Mike Kramer.

Mike Kramer - Abercrombie & Fitch Co. — SVP, CFO
First off, let me start by saying that we’re very proud of our company’s 14 year history of delivering leading financial results. As our press release indicates our company generated double digit sales and earnings growth for the second quarter of fiscal 2006. In addition, not only do we consistently deliver a high quality of earnings, but we are steadfastly committed to invest prudently across the organization to ensure that we deliver strong results in the future. Now for the numbers.
Net sales for the second quarter were 658.7 million, increasing 15% over last year’s Second Quarter sales of 571.6 million. Comparable store sales were flat to last year for the quarter versus a 30% increase for the Second Quarter of fiscal 2005. Second Quarter comps by brand were as follows—In the adult business, Abercrombie & Fitch, comparable store sales decreased 4%.
Men’s comps decreased by a high single digit and women’s decreased by a low single digit. In the kids business, Abercrombie, comparable store sales increased 11% with boys comps increasing by a mid single digit, and girls increasing by a low double digit. Hollister comparable store sales increased 3% with Dudes comps declining by a low single digit and Betty’s increasing by a mid single digit. RUEHL comparable store sales increased 24% with men’s comps increasing by mid 30s and women’s increasing by high single digits. By region, comps were strongest in the North Atlantic and weakest in the south.
The Second Quarter gross profit rate was 69.1%, 90 basis points higher than last year’s rate of 68.2%. The increase in rate primarily reflects a lower markdown rate combined with a slightly higher initial markup versus last year. We ended the Second Quarter with inventories up 9% per gross square foot at a cost versus last year. This is consistent with the past guidance we provided on our first quarter conference call when we said that we expected to end the second quarter of 2006 with a lower increase per square foot at cost when compared to the 38% increase reported at the end of the first quarter of fiscal 2006.

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Final Transcript
Aug. 15. 2006 / 4:30PM ET, ANF — Q2 2006 Abercrombie & Fitch Co. Earnings Conference Call
Going forward, we are planning for inventory levels to continue to moderate. Ending the third quarter of 2006 with a lower increase per foot at cost when compared to the Second Quarter of fiscal 2006. Stores and distribution expense, as a percentage of sales increased 50 basis points to 41.1% versus 40.6% last year. The increase in rate resulted primarily from expense related to improvements made to existing Abercrombie & Fitch stores including the right sizing and refresh programs, partially offset by leverage in store payroll expense as a percentage of sales. For the Second Quarter, marketing, general, and administrative expense increased 110 basis points as a percentage of sales to 13% from 11.9% last year. The increase in rate versus last year resulted primarily from the expense related to FAS 123R. The expense attributed to IT related projects also contributed to the increase in rates.
For the Second Quarter, operating income increased to to 102.4 million compared to 91.1 million last year. Net income for the quarter increased 14% to 65.7 million versus 57.4 million last year. Second Quarter net income per share on a fully diluted basis was $0.72 versus $0.63 representing an increase of 14% versus last year. We ended the Second Quarter with 351 Abercrombie & Fitch stores, 164 Abercrombie stores, 355 Hollister stores, and 10 RUEHL stores. For fiscal 2006 we now plan to open 8 new Abercrombie & Fitch stores, 18 new Abercrombie stores, 74 new Hollister stores, and 7 new RUEHL stores for a total of 107 stores. We plan to end the year with 363 Abercrombie & Fitch stores, 177 Abercrombie stores, 397 Hollister stores, and 15 RUEHL stores, for a total of 952 stores. Total square footage is expected to grow by approximately 11 to 12% in fiscal 2006.
For fiscal 2006, we expect planned capital expenditures will be between 400 and 420 million. Approximately 260 million of this amount is allocated to new store construction, remodels, conversions, and improvements to existing stores with a remainder related to home office, IT and distribution center investments. The new distribution center which is located in New Albany, Ohio, is ahead of schedule and expected to be completed in November.
I would like to finish by discussing our profit outlook for the fall season. At this point, we expect net income per fully diluted share for the second half of fiscal 2006 to be in the range of $3.15 to $3.20, including a charge of approximately $0.02 attributable to expense related to FAS 123R. Included in our guidance is an estimated $0.08 of incremental fourth quarter net income for fully diluted share resulting from an extra selling week in this year’s fiscal calendar. Now, Mike will comment on the business.

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
Good afternoon. I’m obviously pleased with the record sales and profit that we achieved this quarter. Enhancing the quality of our brands and increasing the bottom line are our top priorities. To generate strong sales, gross margin, and earnings reflects the strength of our business. Our brands are well positioned. Each one makes a contribution to the overall success of the Company. To continue with our success and meet the objective of being recognized as the coolest brands for each of our targeted age-groups, we have taken steps over the past two years to improve the primary method of communicating with our customers, our stores.
We’ve enhanced the store environment in four major ways. They are one, better inventory levels. There are no more empty wall bays especially in our lower volume stores. To ensure selection integrity at all times we increased minimum stack heights and size runs. As we continue to sell-through jeans and other basic categories, we will maintain more moderate inventory levels; two, more newness. We update our stores weekly. We are driving the business with new styles in key categories, we are focused on merchandise flow and the processes that support presentation updates; three, store payroll. We increased store payroll hours to bring back the environment, attitude, and proper presentation standards. We adjust payroll hours constantly. The process is managed centrally. Each store’s allocated base coverage and hours flexed based on a variety of factors; four, store design. We are well under way with the Abercrombie & Fitch store refresh program. The objective is to have A&F stores look and feel like the Fifth Avenue flagship store.
From a merchandising standpoint we changed our method of clearing through older items by eliminating the first of what used to be two seasonal sale events. We cleared through the spring season merchandise effectively ending the quarter with spring season carryover levels below last year while maintaining a full priced store environment. The transition was also successful in achieving a lower markdown rate compared to last year which contributed to a higher gross margin for the quarter. We intend to employ this strategy in the second half of the year.
In terms of the program’s success we applied this method of clearing through inventory to each of our brands. This is consistent with our management philosophy which involves utilizing similar practices across brands. From a management, merchandising, and systems point of view, this is extremely beneficial because we can employ the same techniques across the business. Stated another way, we do not have to reinvent ourselves for each brand and we are seeing productivity gains from each of our businesses. The bottom line, we have a proven model that generates strong productivity and profitability per sales dollar.

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Final Transcript
Aug. 15. 2006 / 4:30PM ET, ANF — Q2 2006 Abercrombie & Fitch Co. Earnings Conference Call
Abercrombie & Fitch stores made a significant contribution to the Company’s productivity increase for the first half of the year. A contributing factor in this regard is the Fifth Avenue flagship store. Also supplementing strong new store contribution are our Canadian stores as well as the newly opened flagship store located at The Grove in Los Angeles. The Grove is off to a great start and we see opportunity for solid returns. We are on schedule to open our first European location, the London flagship store in the spring of 2007. The Abercrombie & Fitch Canadian stores continue to out pace their domestic counterparts and over the weekend we opened our third Abercrombie & Fitch store in Canada at the Eaton Centre in Toronto which will be our highest volume store in the Canadian market. Like the A&F stores, Hollister’s Canadian locations are also exceeding expectations with productivity three times that of our average U.S. Hollister stores.
Hollister is now generating sales per square foot of $546 for the trailing 12 months. The business recently equips the Abercrombie & Fitch store base and now stands at 355 stores on it’s way to between 600 and 800 stores domestically. We also see Hollister as having additional international expansion opportunities as the brand continues to attain widespread recognition. As we have often noted, Hollister’s emerged as one of the key drivers of our company’s growth and has become a highly recognized and sought after brand by consumers and landlords. You will see also real estate expansion in the kids business Abercrombie. We are planning to open 12 new Abercrombie stores during the second half of the year, all of which will be located in highly productive centers including San Francisco Center and Topanga Plaza on the West Coast and Tyson’s Corner in Metropolitan DC, Mall of Millenia in Orlando. The business is generating roughly $485 on a sales per square foot basis which includes an increase of approximately 23% for the first half of fiscal 2006.
With the strength that we are seeing at RUEHL, we believe the brand has opportunity for similar success. The progress made over the past year reflects it’s more casual assortments which builds on our organization strength. This brand is now properly positioned from a pricing and product standpoint. We continue to make progress from an initial markup standpoint where initial markup improved by approximately 10 percentage points compared to last year. We are on target for RUEHL to be profitable by the end of 2007, fiscal 2007. By the end of this year, we plan to open five new stores including locations in Roosevelt Field on Long Island, San Francisco Center, and Aventura Mall in Florida.
In closing our Second Quarter performance was solid and due to the unique positioning of the Company, I am optimistic about the future of our business. From a growth standpoint we have opportunity to domestically expand our established brands and with the progress made with RUEHL, we have another growth brand. These opportunities combined with our planned entrance into select international markets makes me confident that we can continue to deliver strong results both in the near and long term. Now, we’re available to take your questions. Please limit yourself to one question so we can speak with as many callers as possible. After everyone has had a chance we will be happy to take follow-up questions. Thank you.
QUESTION AND ANSWER

Operator
Thank you. [OPERATOR INSTRUCTIONS] The first question will come from Jeff Klinefelter with Piper Jaffray.

Jeff Klinefelter - Piper Jaffray — Analyst
Yes, congratulations, guys on a great first half of the year. Question is on the store refresh program. Could you tell us again how many stores currently have been refreshed with the new flagship package? Is there anything you can tell us in terms of dollars per store, cost in terms of productivity gains that you’re seeing initially as you implement this and kind of what are your plans to roll it out through the rest of the chain?

Mike Kramer - Abercrombie & Fitch Co. — SVP, CFO
Jeff, this is Mike. I can answer that. In Q2 we completed five major remodels of adult stores. We completed 13 refresh projects at adult stores, which included the selective replacement of fixtures and finishes to ensure that all of our stores represent the brand well and are consistent with Fifth Avenue. In Q3 we are planning 35 more adult refresh projects. We improved 112 adult store fronts with the addition of the louvers that are similar to our New York flagship design and we’ll add louvers to 52 more stores in Q3. In terms of the quarter and the dollar spent in the quarter, we spent from a CapEx perspective 10 million on what I just talked about, and roughly expensed another 2 million in terms of labor, maintenance and write-offs relating to the same thing. In terms of productivity with regards to this, we’re not going to answer that.

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Final Transcript
Aug. 15. 2006 / 4:30PM ET, ANF — Q2 2006 Abercrombie & Fitch Co. Earnings Conference Call

Jeff Klinefelter - Piper Jaffray — Analyst
Okay, thank you.

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
Thanks, Jeff.

Operator
Next question comes from Margaret Mager at Goldman Sachs.

Margaret Mager - Goldman Sachs — Analyst
Hi.

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
Hi, Margaret.

Margaret Mager - Goldman Sachs — Analyst
How are you?

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
We’re good. How are you?

Margaret Mager - Goldman Sachs — Analyst
Good, thanks, and congratulations on great results and strong outlook for the second half. It’s terrific. I just, I know I only have one question so I wanted to maybe ask about the outlook for store payroll and your whole plan there as far as making it more efficient. You talked about every store has a base level of hours and then you add flex hours due to a number of factors. Maybe you could describe a little bit what those factors are and how you manage the whole process of payroll and the goals there? Thanks.

Mike Kramer - Abercrombie & Fitch Co. — SVP, CFO
Well, Margaret, I don’t know that I really want to get into a lot of detail here, but we definitely have our stores grouped in revenue bands and we have what we call base hours which would be minimum levels of coverage and minimum levels of what I would call operational people that would move product from the back to the front. We have minimum levels of standards of really what we want our stores to look like. That’s our base case, and then from then on, there is flex related to sales, traffic, and there are other factors. Now, in terms of what the investment that we’ve made and in terms of where we’re at with regards to that, we feel really good about our payroll but we’re continually optimizing our payroll at a store level basis. It will be a project that is ongoing as business changes as there are new needs for the business we will obviously adjust accordingly.

Operator
Next question will come from Stacy Pak with Prudential.

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Final Transcript
Aug. 15. 2006 / 4:30PM ET, ANF — Q2 2006 Abercrombie & Fitch Co. Earnings Conference Call

Stacy Pak - Prudential — Analyst
Hi, thanks. Great job.

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
Thanks. Hi, Stacy.

Stacy Pak - Prudential — Analyst
Couple questions. One is just on the business, given what happened in July and the whole industry I was wondering if you would comment on whether the business in August just sort of — if you don’t want to tell us what it is month to date, just whether it’s sort of built like you would anticipate with a later start to back-to-school, and then second of all, on the expenses, I’m kind of curious about how we should model store end distribution and marketing and G&A expenses, given the growth we saw this quarter in those extra things, the store refreshment and the info technology programs.

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
I’ll answer the first part of the question, Stacy. Nice try.

Stacy Pak - Prudential — Analyst
You knew I’d try.

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
I’m becoming increasingly fond of you. Mike will take number two.

Mike Kramer - Abercrombie & Fitch Co. — SVP, CFO
Secondly, the second part of the question with regards to expense, yes, Stacy, in terms of stores and distribution, we are targeting to leverage that line item. Now, in terms of Q3 we will continue to have some write-offs related to the store refresh and with regards to MG&A, we will not be leveraging that line item as we continue to invest in future growth initiatives. What I can do is tell you that if you compare it to last year’s growth rate that — sequential growth rates that it will grow at a lower rate than what you saw last year.

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
Thank you.

Operator
With Citigroup the next question comes from Kimberly Greenberger.

Kimberly Greenberger - Citigroup — Analyst
Oh, great. Thank you. I was wondering if you could in your stores and distribution line where you’re showing 50 basis points of increase, if you could just talk about what’s going on in the distribution portion of that and what you’re seeing from a productivity perspective? And then if you gave — I didn’t get the Abercrombie & Fitch trailing 12 month sales per square foot and the RUEHL trailing 12 months sales per square foot, if you’ve got those that would be great. Thanks.

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Final Transcript
Aug. 15. 2006 / 4:30PM ET, ANF — Q2 2006 Abercrombie & Fitch Co. Earnings Conference Call

Mike Kramer - Abercrombie & Fitch Co. — SVP, CFO
I’ll start with — with regards to the stores and distribution expense, specifically on the distribution center, we’ve indicated that we’ve been seeing negative productivity with regards to our distribution center. As we’re looking very much forward to the opening of our second DC which will allow us to get back to the gains that we saw or the productivity levels that we saw and we’ll continue to improve that. As well as be able to position us for even future growth of the business. And then we’ve also indicated what were the other factors in terms of the store refresh and resizing initiatives that will indicate everything else. In terms of sales per square foot, in terms of—. RUEHL is 330 and A&F is 439.

Operator
Now we have a question from Jeff Black with Lehman Brothers.

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
Hi, Jeff.

Jeff Black - Lehman Brothers — Analyst
Yes, good afternoon. I guess I had a question on pricing, and after the 1Q call it seemed like there was a lot of fear around some comments that Hollister was getting more aggressive on pricing. You’re eliminating the Ezra Fitch line. So I guess Mike Jeffries if you could tell us are there any notable changes in pricing strategy you want to talk about and is there a change in pricing to go after some traffic here? Thanks.

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
The answer is no and if you took away the comments from first quarter to believe that we were aggressively pricing, that’s not true. We adjusted the Hollister prices in a few categories. To be just a little more competitive, it wasn’t really even to drive traffic, it was to position the brand against a major competitor, and the adjustments were slight, and just minuscule, had no effect on volume gross margin at all. We constantly look at pricing just as a positioning device. We eliminated the Ezra Fitch line because the name Ezra Fitch was not very compelling to our customers. We’ve replaced that business with Abercrombie & Fitch at relative, at the same price points, so there is not a pricing concept in this business to drive volume at all. Thanks.

Operator
Next is Meredith Kent with UBS.

Meredith Kent - UBS — Analyst
Hi, good afternoon. My question is about the IT initiatives. Can you just give a little more detail on some of the key processes and how you think that will contribute to profitability in the next 6 to 12 months?

Mike Kramer - Abercrombie & Fitch Co. — SVP, CFO
Well, I think I’ve given quite a bit of flavor with regards to our IT initiatives. I don’t know that I really want to get into more detail. Suffice it to say that we are taking a look at all of our processes and trying to make them a little less manual and more scalable in terms of the growth in the future. As most people know, retailers in general don’t do a lot of investment in IT and we’re different. We’re going to grow this business and we’re going to grow it at a scalable rate and that’s why you’ll see significant IT investments both in this last quarter and here in the near future.

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Final Transcript
Aug. 15. 2006 / 4:30PM ET, ANF — Q2 2006 Abercrombie & Fitch Co. Earnings Conference Call

Operator
We now have Paul Lejuez with Credit Suisse.

Paul Lejuez - Credit Suisse — Analyst
Kind of a big picture question. In the past, Mike, you’ve kind of seen some trends out there thinking about the end of ‘04 into ‘05 and you really went for it. There were times in the past where business wasn’t as robust and started managing inventory down and managing payroll down in the stores and I’m wondering where we are now as you see it, if you look at the macro, if you look at your competitors, where do you see the business going? Are you more in the trying to knock the ball out of the park mode or are we at a point where you’re starting to manage inventory down and starting to pull some expenses out of the business?

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
Well, I think the answer to that question, I can turn it over to Kramer is that we’re looking for efficiencies in every part of the business. We’re looking for efficiencies in terms of inventory management, in terms of expense management. I think that we are a highly developed business in terms of dollars per foot, and I think that our business is very sophisticated in terms of how we do manage it. I do not believe that this is a business that’s going to see huge high increases in likes or decreases. I think it’s stable and growing in a very stable way. That’s how we’re viewing the business in our developed brands. We clearly have room to develop likes on a large basis with RUEHL because it’s a developing business, so I would say we’re looking at it as a very, pretty sophisticated, stable, growing business, but I would not expect to see huge likes on a positive basis and I certainly wouldn’t look to see any on a negative basis.

Mike Kramer - Abercrombie & Fitch Co. — SVP, CFO
Yes, let me add to that. I mean, I don’t necessarily think of our strategy as whether we’re looking to knock it out of the ballpark or be conservative. I mean, I think our business model as we’ve indicated on several — the reason why we did so well and are doing so well is because we’ve hit trend right on the top side and because of our strengths in terms of getting the product to market and our flexibility we’re able to capitalize on that.
Secondly, what we’re trying to do is manage the expense side of our business very similar to how we manage the merchandising side of our business. We’re monitoring our business every day, and one commitment that you have from us is we will not cut into the bone of the business. This is not about where I’m looking to cut expenses at the sake of cutting expenses. I’m looking at being able to provide the same amount of services to the rest of the organization and enable growth with less dollars, and the only way that I can do that is through some investment spending. So I think that we’re very well positioned with regards to our strategy and you’ll see continued momentum.

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
And I have to comment on the trend part of the question. We look to maximize every trend that comes out there, and we’ve looked to knock ourselves the trend out of the ballpark for everything that comes down the line. Having said that, that’s part of the operation of the business and that’s in our statistics, so it’s a little more difficult to go from $500 a foot to 1,000 than it was from 200 to 500. Having said that, we work ourselves silly every day to make that happen. Next is Lauren Levitan with Cowen & Co. Hi, Lauren. How are you?

Lauren Levitan - Cowen & Co. — Analyst
Wow, thanks, good afternoon, everyone.

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
Hi.

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Final Transcript
Aug. 15. 2006 / 4:30PM ET, ANF — Q2 2006 Abercrombie & Fitch Co. Earnings Conference Call

Lauren Levitan - Cowen & Co. — Analyst
I was hoping you could update us on your thoughts on the balance sheet given the very strong performances contributing to such solid cash flow generation. If you could update us on those targets you’ve given in the past and how much cash you’d want to maintain for future investment and what that might mean for both dividend growth and repurchase. And then separately, Mike, some of those numbers you gave for RUEHL are very impressive, you said you feel really good about the progress you’ve made in terms of pricing and product. Can you compare this to where you were at a similar stage in house and give us some sense of where you might feel comfortable accelerating the square footage growth of the concept? Are there still major things that you want to learn and explore with that customer before you would go through the kind of growth that we saw in Hollister back in ‘01, 02, ‘03? Thanks very much.

Mike Kramer - Abercrombie & Fitch Co. — SVP, CFO
Let me take the first part of that question. We ended the quarter with roughly about $330 million in cash and our position with regards to this is the same as it’s always been. We continue to look at opportunities to opportunistically buy back stock, but we’re committed to maintaining our 300 million cash cushion balance. So having said that, keep in mind the CapEx this year is a much higher CapEx than you’ve seen in the past and probably what you’ll see in the future due to the distribution center and some other costs, so we are — remember our number one focus is to build the best brands in the business, and we are looking at long term initiatives here and we believe strongly that these investments that we’re making while maintaining the $300 million cash cushion are vital to the business versus some of the things that you’re talking about in terms of dividend or stock buyback. Again, we’re going to be very opportunistic about it.

Mike Nuzzo - Abercrombie & Fitch Co. — VP-Fin.
I think we said historically it’s between 3 and 350.

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
Yes.

Mike Nuzzo - Abercrombie & Fitch Co. — VP-Fin.
On the balance sheet.

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
Right. And that’s because that’s my phobia. Sorry, guys, that’s Mike speaking. The second part of the question, RUEHL, I feel great about RUEHL, and I think those of you who have been in the stores share my enthusiasm. The stores feel great and are just growing at a terrific pace. I’m ready at this point to be aggressively going after the RUEHL business. We are signing leases very aggressively for this brand. We think that — I projected and I think I said this to everyone when we gave birth to RUEHL that it would grow at a slower rate or start at a slower rate than Hollister and I think the primary reason for that is that it’s an older customer. This customer isn’t in the mall every Saturday, and the exposure takes a little bit longer than that brand. Also, I think we got off to a slower start in terms of the initial assortments. I feel great about the assortments, the positioning now and we’re ready to go. I can’t comment about the number of stores versus Hollister on a yearly basis. I will say that RUEHL will not achieve the same kind of store count as Hollister because of it’s price points. I think the RUEHL store count would end up being approximately where kids ends up. Thanks, Lauren.

Operator
We now have Janet Kloppenberg with JJK Research.

Janet Kloppenberg - JJK Research — Analyst
Hi, everybody, congratulations.

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Final Transcript
Aug. 15. 2006 / 4:30PM ET, ANF — Q2 2006 Abercrombie & Fitch Co. Earnings Conference Call

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
Thanks, Janet.

Janet Kloppenberg - JJK Research — Analyst
A couple questions. Mike, last fall, there was a lot of strong trend in the business. I’m wondering if you can compare the strength of trend in the business? And also if your determination to curtail clearance events or eliminate clearance events will continue to influence the gross margin favorably, and lastly, on the square footage, it sounds like you’re becoming more aggressive particularly with the success of RUEHL and maybe Concept Five being launched at some point in the future and I’m wondering if we should look for the annual square footage growth rate to start to increase again. Thank you.

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
Okay, let me comment on each of them. One trend, I think we have a very strong trend in the business right now. I think there’s always strong trend. You just got to find it and jump on it, but as everybody knows, we’re battling a lack of trend in denim, so we’re seeing major decreases in the denim classification, and we’ve been successful in making up that decrease primarily in the top classifications so you can see that in our AUR, you can see that in the transaction count. We’re driving the business with fashion tops. I think there’s always fashion top trend and I think we’re getting better at capturing that.
I really view this season and this last quarter as a victory in terms of looking at a huge hunk of business that decreased and everybody listening to this call was totally concerned about that and being able to overcome this with fashion classifications at what I might say are higher margins than the denim. Two, the question about gross margin improvement in terms of no clearance events? There’s only one more that we’re not going to anniversary and that’s the week after Christmas that we’ll take a lower profile. It won’t influence the gross margins dramatically because of the size of the fall season, and I’ll let Kramer talk about the square footage growth.

Mike Kramer - Abercrombie & Fitch Co. — SVP, CFO
With regards to square footage, we are not going to become more aggressive. I would say that real estate is going to — quality real estate is going to drive these numbers. We are aggressive as we are always aggressive in terms of getting quality real estate, but I would still look to the 11 to 12% in the future. Again, we want to make sure that our growth is very, we’re going to be very cautious in our growth because we want to make sure that we have quality growth.

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
Thanks, Janet.

Operator
Next is Christine Chen with Pacific Growth Equities.

Christine Chen - Pacific Growth Equities — Analyst
Congratulations on a great quarter, everyone.

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
Thank you.

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Final Transcript
Aug. 15. 2006 / 4:30PM ET, ANF — Q2 2006 Abercrombie & Fitch Co. Earnings Conference Call

Mike Kramer - Abercrombie & Fitch Co. — SVP, CFO
Thanks, Christine.

Christine Chen - Pacific Growth Equities — Analyst
Wanted to ask about the tax rate. I think you had guided first half to come in at around 39% and it came in below that and wondering what we should expect to use for the second half and why the tax rate came in below 39%.

Mike Kramer - Abercrombie & Fitch Co. — SVP, CFO
Well, the answer with regards to be consistent with the First Quarter, first of all in terms of guidance for the back half of the year I would look at the 39%. In terms of the Second Quarter, again, we’ve been really aggressive in terms of trying to resolve some of the state tax audits and we’ve been able to finalize those and reverse some reserves related to those. I wouldn’t anticipate or expect those in the future. Our tax group, we’ve got a great tax group and they are constantly focused on that, so we’re very aggressive with that. So we’ll see in the future but right now I would definitely take a look at 39% for a future tax rate.

Operator
Next is Lorraine Maikis with Merrill Lynch.

Lorraine Maikis - Merrill Lynch — Analyst
Thank you. Good afternoon. You were mentioning before that you don’t think that RUEHL’s target age-group spends a lot of time at the mall. Has this caused you to reconsider street locations? And also , with regards to RUEHL, I know you’ve been tweaking prices a little bit. Do you feel like you have the product price correctly at this stage?

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
The answer is I think we’re dead on in terms of prices at RUEHL. The first part of the question, they don’t visit the malls as often as their younger counterparts, but that’s where they shop. We’re a mall based business. Street locations are not meaningful to our business at all, and I don’t anticipate that they will be.

Operator
Next is Marni Shapiro with Retail Tracker.

Marni Shapiro - Retail Tracker — Analyst
Hi, guys.

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
Hey, Marni.

Marni Shapiro - Retail Tracker — Analyst
You guys have dabbled in all your businesses, in intimates and accessories, belts, we’ve seen some good success here and there. Can you talk about the outlook across the businesses for those ancillary categories going back into the year?

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Final Transcript
Aug. 15. 2006 / 4:30PM ET, ANF — Q2 2006 Abercrombie & Fitch Co. Earnings Conference Call

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
Yes. I guess you’re getting tired of me saying that we have potential in accessory business but we do. We have potential in both the masculine and the feminine accessory business and I think we’re laying down the foundations to go after those businesses more aggressively. The reason for the potential of the business is the strength of our brands and strong brands carry good accessory businesses. Our personal care business which is a function of the strength of the brands is up roughly 40% on a likes basis has been running for a couple years. Our accessory business has been more erratic in terms of it’s growth. I think what we’ve learned about the accessories business is that you don’t dabble, you own it by classification. You have got to hit the right classifications and have dominant presentations. I think you’re starting to see that in our assortments. If you look at totes, currently we’ve gone after them aggressively and used the brands and spaced them properly and believed in them and gotten the business. That’s the model that we built and I believe that the accessory business will grow at a greater rate than our total business. Good question.

Mike Kramer - Abercrombie & Fitch Co. — SVP, CFO
Yes, let me add to that. Just to reconfirm when Mike says laying the foundation, we are investing in our accessory business and secondly, as the CFO, I’m very excited about this business as it’s incremental business.

Operator
Now with Banc of America Securities, Dana Cohen.

Dana Cohen - Banc of America Securities — Analyst
Hi, good afternoon, guys.

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
Hi, Dana

Dana Cohen - Banc of America Securities — Analyst
Going back to RUEHL for a second, obviously mens is doing a lot better than the woman’s, just what’s going on there? Do you feel you’re farther down the road on men’s versus women’s and then second, for Mike Kramer, last quarter, you gave us some helpful guidance that you thought you could lever on SG&A or expense line one, at a 0 to 3 comp. Is that sort of what we should think for the back half?

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
Let me answer the question about men’s versus women’s and RUEHL. Yes, men’s has comped at a better rate than women’s in RUEHL but woman’s is climbing. So I think that we’re on track in both — with both men’s and women’s and we’ll see a closer parity in terms of likes in those businesses as we go forward. Something that we’ve not done well with and I think we’ve said this in the women’s classification has been the hand bag category. We’ve struggled to find our handwriting there, I’m really pleased with the assortment that is in the stores right now. They are more casual than they have been and better related to our casual assortments and we’re starting to sell those handbags, but again, the hand bag business is a business that is something that we’re just giving birth to. We are sports wear specialists and we’re just having to learn that business so that business has the longest growth curve of any in the Company. But we’ll get there. Mike?

Mike Kramer - Abercrombie & Fitch Co. — SVP, CFO
Yes, let me, I’m glad you asked this question because it gives me an opportunity to confirm something that hopefully is obvious to you. Yes, in terms of forward-looking, we will look to leverage the stores and distribution expense on a 0 to 3 comp, that’s consistent, but the one thing I

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Final Transcript
Aug. 15. 2006 / 4:30PM ET, ANF — Q2 2006 Abercrombie & Fitch Co. Earnings Conference Call
wanted to point out was we’re ending a quarter here with flat comps and yet on a percentage basis, our payroll was lower, so not only in terms of the leverage but obviously we found efficiencies in there. I would not count on efficiencies in the future but I would count on leverage.

Operator
We now have John Morris with Wachovia Securities.

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
Hi, John?

Operator
Mr. Morris, your line is open.

John Morris - Wachovia Securities — Analyst
Oops, there you go. Hi, guys.

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
Hi, John.

John Morris - Wachovia Securities — Analyst
Good afternoon. Question, I think for Mike Jeffries. There’s a little bit of criticism that we heard out there about the wearing out aspect of adult, Abercrombie adult heading into the fall or the lack thereof. Do you have any comment on that? Were there any classifications you’ve seen here in the early going that may be more prone or conversely have proven that wrong, actually?

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
Well, yes. I can hardly comment. I think we were properly positioned for back-to-school. We’re selling all of the categories well. So I can’t comment on that. Maybe people saw that we opened with fur which I thought was a terrific thing to register early, and we sold it, so you’d have to be more specific about the criticism. I thought our assortments were balanced and where they should have been.

John Morris - Wachovia Securities — Analyst
Well, maybe another way to ask it, Mike, to the extent you want to give a little bit more color on some of the early fall-like classifications, hoodies for example, where we had mixed reads out there. How do you feel about the classifications?

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
Fleece is and was one of our biggest and best performing categories in the Company in tops and bottoms, so I’d love to put that to rest. I think women’s fleece had the highest comp in any of the categories in the business, and clearly our business is being driven by tops, so you can kind of figure out that kind of number. So I have no other comment than that. Thanks, John.

Operator
Now it’s Robin Murchison, SunTrust Robinson Humphrey.

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Final Transcript
Aug. 15. 2006 / 4:30PM ET, ANF — Q2 2006 Abercrombie & Fitch Co. Earnings Conference Call

Robin Murchison - SunTrust Robinson Humphrey — Analyst
Hi, good afternoon.

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
Hi, Robin.

Robin Murchison - SunTrust Robinson Humphrey — Analyst
Dana asked my question but I’ll elaborate and piggyback off of that. Handbags not doing well. You said they’re beginning to fill. Having not been in the store recently at RUEHL, have you changed the price point structure and what’s going on with that store, the stain line store in Manhattan? Thank you.

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
Interestingly enough, that little store in Manhattan is doing and has done just great since the day we opened. But that doesn’t represent America. It’s there to be a laboratory for us. It’s not there to produce anything but inspiration and be a laboratory for what’s selling. The handbags are very different from where we have been. They are more casual. Price points are pretty similar to where we have been. What’s different is that we changed the look of the bags, so it’s a growth category for us. It’s insignificant in terms of our total at this point as a corporation but we’re investing a major amount in the category because we see a huge future there.

Operator
We now have Dana Telsey with Telsey Advisory Group.

Dana Telsey - Telsey Advisory Group — Analyst
Good afternoon everyone and congratulations.

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
Hi, Dana.

Dana Telsey - Telsey Advisory Group — Analyst
So I’ve been to the new flagship in Los Angeles and noticed some differences between New York and Los Angeles. What are you learning from the changes in the flagships being made and how are they being appointed to the remodel stores. How are the remodels doing with the Vitrines on the front and just lastly, Mike, you talk about newness in tops is the pace of newness like you wish in tops? Thank you.

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
Okay. Flagship, you were in Los Angeles. It’s very similar to New York. I think the most interesting thing about the flagship business is that we are selling the same classifications in the same strength almost to a tenth of a percentage Los Angeles to New York which is very interesting to me. The Vitrines that we’re putting in the chain, people are really commenting. They love them and they really are kind of attention grabbers. I thought that they would be very decorative, but I think people are kind of fascinated by them, so as you see, they have gone into our Tier 1 stores. We will put them into stores where we can afford them. They are very expensive. The shutters that have been put on the stores have also caused a lot of really positive comment. So we think that the strategy of making the chain look like Fifth Avenue is on it’s way.

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Final Transcript
Aug. 15. 2006 / 4:30PM ET, ANF — Q2 2006 Abercrombie & Fitch Co. Earnings Conference Call
Newness in terms of tops, yes, that’s a daily thing and — it’s a weekly thing for us, and I think that the thing that people in the industry have to understand is that we’re committed to the flow of newness. So you must really look at us on a weekly basis in terms of how we look. We do not deliver a whole assortment at the beginning of a season and live with that until we mark it down and deliver a new one. Our customer demands newness and the reason that our top business is as good as it is is that we flow newness on a weekly basis. Do we have enough? I have never said that we’ve had enough and we continue to push on an hourly basis, Dana, I think you know that.

Operator
Next is Josh Schwartz with Flatbush Watermill.

Josh Schwartz - Flatbush Watermill — Analyst
Hi, guys, good afternoon.

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
Hi, Josh.

Josh Schwartz - Flatbush Watermill — Analyst
Mike, I just had a question for you on RUEHL. You have changed a lot of the product and you talked about it extensively, but there has been as far as I know, no real change to the way the store looks. I’m curious if you could just explain where your thinking is now in terms of the image or the lifestyle that the brand ultimately is going to represent. I think with Hollister for me, and with Abercrombie & Fitch, you discussed it at length about an Ivy league privileged northern image. Hollister, the beach and California, it seems to jump out but with New York, there’s 10,000 lifestyles.

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
Yes. Well, I think what we want to capture in terms of New York lifestyle for RUEHL and I think we’re doing that is the great American kid who moves to New York to be successful. The kid from the Midwest who dreams of success, goes to New York to become successful. It is not an urban business. I don’t want it to feel like an urban business and I don’t think it feels like an urban business. I think it feels like a cool urban environment for great American kids, and that’s the niche and I think it’s really playing there well. I’m really happy with it. I think that the topography has caught up with that, the models in the store have caught up with that, the energy level in the stores have caught up with that. I think as you walk into RUEHL, you really capture that and I think that is a niche that nobody else is occupying. So I couldn’t be more pleased with where that is and I’ve been in all of the RUEHL stores over the last summer and I just couldn’t feel better about how they feel and look. But thanks, Josh.

Operator
We now have Jeff Feinberg with JLS Asset Management.

Jeff Feinberg - JLS Asset Management — Analyst
Congratulations.

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
Hey, thanks, Jeff.

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Final Transcript
Aug. 15. 2006 / 4:30PM ET, ANF — Q2 2006 Abercrombie & Fitch Co. Earnings Conference Call

Jeff Feinberg - JLS Asset Management — Analyst
Very impressive throughout the cycles tremendous performance.

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
Thank you.

Jeff Feinberg - JLS Asset Management — Analyst
The question I wanted to ask is I’m listening to some of the things you’re doing in distribution, store refresh, investment n RUEHL which will turn to profits looking out into the future and getting inventory as we would like them. It seems like you’ve sort of been in a what I will call an operating margin consolidation period and not that there’s tremendous opportunity increase but it does seem like that directionally we’ve gone through those investments and we’ll be able to leverage those and get the pay backs that you alluded to on a lot of your comments. Am I thinking about that correctly?

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
Kramer?

Mike Kramer - Abercrombie & Fitch Co. — SVP, CFO
Well, yes. I think that there are some investments that we’re starting to get pay back on and I think that there are some investments that are still in the investment stage and the pay backs you won’t be seeing those until the near future, but I can assure you that we’re monitoring to ensure that we are getting pay back on our investments. I mean, this is not a stage for us. This is ongoing. It’s built into our culture to constantly drive the business.

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
And improve the business.

Mike Kramer - Abercrombie & Fitch Co. — SVP, CFO
And improve the business, so this is something that we’re penetrating from the CEO down in terms of having everybody think in that fashion. The bar just continually raises. The bar continually raises.

Jeff Feinberg - JLS Asset Management — Analyst
Wonderful. Thank you for terrific performance.

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
Thank you.

Operator
Next is Rob Wilson with Tiburon Research.

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Final Transcript
Aug. 15. 2006 / 4:30PM ET, ANF — Q2 2006 Abercrombie & Fitch Co. Earnings Conference Call

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
Hi, Rob.

Rob Wilson - Tiburon Research — Analyst
Thank you. Could you help us understand the 3 million other income for the quarter and also can you give us directionally a sense for transactions versus transaction size in the quarter?

Mike Kramer - Abercrombie & Fitch Co. — SVP, CFO
With regards to the other operating income, roughly 2 million of that was insurance proceeds related to hurricane and what was the second question?

Mike Nuzzo - Abercrombie & Fitch Co. — VP-Fin.
Transactions at Abercrombie & Fitch for Q2 were up one, kids they were up ten, at Hollister they were up one, and at RUEHL they were up 35. For average transaction value at adult they were up two, at kids they were up three, at Hollister they were up five, and at RUEHL they were down 11.

Mike Kramer - Abercrombie & Fitch Co. — SVP, CFO
And I would not necessarily look at it from an average transaction value. Our AUR’s are relatively flat across all brands with the exception of RUEHL which is consistent to what Mike had indicated in terms of the pricing there. Again, you see in Q2 the growth coming from transactions which is what we’ve been saying and will continue. You will not be seeing growth come from AUR.

Rob Wilson - Tiburon Research — Analyst
Thank you. Appreciate it.

Operator
Next question is a follow-up from Kimberly Greenberger with Citigroup.

Kimberly Greenberger - Citigroup — Analyst
That was my question. Thank you.

Tom Lennox - Abercrombie & Fitch Co. — IR, Corp. Comm.
Next question? Is that it?

Operator
Just queued up is Barbara Wyckoff with Buckingham Research.

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Final Transcript
Aug. 15. 2006 / 4:30PM ET, ANF — Q2 2006 Abercrombie & Fitch Co. Earnings Conference Call

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
Hi, Barbara.

Barbara Wyckoff - Buckingham Research — Analyst
Good job, guys. It was terrific. A couple questions. Mens in A&F and Hollister were slightly negative. Is this denim or tops related and if so, should we expect the trend to pick up in the fall and then I have just a quick question about IMU.

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
Clearly, denim was severely negative in all the brands in both sexes. We are having better tops likes in women’s than in mens. Can I tell you what’s going to happen as fall progresses? I can’t, except to say that I don’t believe that the denim trend is going to get better. We just are working as hard as we can to make the top trend as good as we can make it. But that’s really the bottom line. It seems to be easier to sell more tops to make up for the bottoms in the female businesses than the masculine businesses. But thanks for the question, Barbara.

Operator
Brian Tunick with JP Morgan is next.

Brian Tunick - JP Morgan — Analyst
Hi, thanks, guys. You covered a lot. Just two quick housekeeping. First off, when exactly does the Fifth Avenue flagship come into the comp base, and then on option expense guidance, it seems low for the second half. Is there any change to your full year option guidance?

Mike Nuzzo - Abercrombie & Fitch Co. — VP-Fin.
No. The option guidance for $0.10 for the year was in our filings. It’s in the Q1 filing. It’s approximately $0.04 and $0.04 for the first half and $0.01 and $0.01 for three and four. As far as Fifth Avenue is concerned, we opened that store last year, November 7, so you should expect it to enter the comp base on the 8th.

Brian Tunick - JP Morgan — Analyst
Okay, thanks and good luck.

Mike Nuzzo - Abercrombie & Fitch Co. — VP-Fin.
Excellent.

Tom Lennox - Abercrombie & Fitch Co. — IR, Corp. Comm.
Is that it? From the Q&A?

Mike Jeffries - Abercrombie & Fitch Co. — Chairman, CEO
Thank you all for calling in. Thank you.

Operator
This will conclude today’s conference. Thank you all for joining us today.

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Final Transcript
Aug. 15. 2006 / 4:30PM ET, ANF — Q2 2006 Abercrombie & Fitch Co. Earnings Conference Call

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